EX-99 B(d)(2)(iii)

APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO VARIABLE TRUST

Variable Trust Funds1

VT Asset Allocation Fund

VT Discovery Fund

VT Equity Income Fund

VT Money Market Fund

VT Small/Mid Cap Value Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Total Return Bond Fund

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: February 8, 2006

[1]	On February 8, 2006, the Board of Trustees approved name changes to the Wells Fargo Variable Trust Funds, which will become effective May 2006.

SCHEDULE A

WELLS CAPITAL MANAGEMENT

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO VARIABLE TRUST

This fee agreement is made as of the 1st day of May, 2003, between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”) and

WHEREAS, the parties and Wells Fargo Variable Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates for each Fund listed in Appendix A:

Name of Fund[1]	Sub-Advisory Rate
VT Asset Allocation Fund	0-100M 100-200M >200M	0.15 0.125 0.10

VT Discovery Fund	0-100M 100-200M >200M	0.45 0.40 0.35

VT Equity Income Fund	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

VT Money Market Fund	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

VT Small/Mid Cap Value Fund	0-100M 100-200M >200M	0.45 0.40 0.35

[1]	On February 8, 2006, the Board of Trustees approved name changes to the Wells Fargo Variable Trust Funds, which will become effective May 2006.

Name of Fund[1]	Sub-Advisory Rate
VT Opportunity Fund	0-100M 100-200M >200M	0.45 0.40 0.30

VT Small Cap Growth Fund	0-100M 100-200M >200M	0.55 0.50 0.40

VT Total Return Bond Fund	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

[1]	On February 8, 2006, the Board of Trustees approved name changes to the Wells Fargo Variable Trust Funds, which will become effective May 2006.

The foregoing fee schedule is agreed to as of February 8, 2006 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By:	/s/ David O’Keefe
David O’Keefe
Chief Financial Officer

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